Exhibit 10.39

Certain information has been excluded from this exhibit because (i) it is not material and (ii) would be competitively harmful if publicly disclosed.

Veto Cell Production and Clinical Trial Program

This agreement is entered into between
The University of Texas M. D. Anderson Cancer Center
located at  1515 Holcombe Blvd, Houston, TX 77030, USA

Hereunder called  MD Anderson

and

Cell Source Limited
a company duly registered under the laws of the State of Israel, Company Number 514669761 having its principal place of business at 5 Kineret Street, Bnei Brak  5126237

- hereinafter called Cell Source –

This Veto Cell Production and Clinical Trial Sponsorship Agreement ("Agreement"), is effective as of the 19th day of February, 2019 (the "Effective Date").

§ 1 – Subject matter

(1)
Subject to MD Anderson receiving the necessary approvals, including without limitation, the approval of the applicable institutional review board (“IRB”) overseeing the Program, MD Anderston will use reasonable efforts to undertake to implement  the protocol “Anti-viral central memory CD8 veto cells in haploidentical HSCT” (attached hereto as Exhibit A), such protocol as may be further revised pending approval by the applicable IRB (the “Program”).

(2)
As outlined in the initial budget , MDA  undertakes to perform 4  production validation runs  and a Phase I/II clincial trial using veto cells in [   ] patients. Based on the assessment of  results in the first [   ] patients further continuation of the study in up to [   ] patients will be considered.

(3)
MD Anderson, under the supervision of its Principal Investigator Richard Champlin, M.D.,   shall perform the Program in close co-operation with Cell Source and shall keep Cell Source informed of the Program’s progress and all major developments concerning the Program.

(4)	Upon completion of each quarter MDA shall submit a written report to Cell Source describing the results of the Program.

(5)
Cell Source represents and warrants that it exclusively licenses proprietary scientific knowledge developed at the Weizmann Institute of Science by a team headed by Prof. Yair Reisner, including without limitation, the Anti-viral central memory CD8 veto cells, from Yeda Research and Development Limited (“Yeda”). The Program will be conducted in cooperation with Prof. Riesner.

(6)
The rights to any outcomes of the treatments performed on behalf of Cell Source, to the extent that they may be protected by patent laws, will belong exclusively to Yeda and fall under the existing exclusive license that Cell Source has from the Weizmann Institute through its agreement with Yeda, provided, however, MD Anderson shall have the right to use such outcomes for MD Anderson’s internal academic, research and patient care purposes.

(7)
MD Anderson and Cell Source will promptly notify each other upon identifying any aspect of the protocol for the Program or the Program results that may adversely affect the safety, well-being, or medical care of Program subjects, or that may affect the willingness of subjects to continue participation of the Program, influence the conduct of the Program, or may alter the IRB’s approval to continue the Program; when possible, such findings shall be submitted to MD Anderson electronically.  MD Anderson shall promptly notify the IRB of any such events.  When Program subject safety or medical care could be directly affected by Program results, then notwithstanding any other provision of this Agreement, MD Anderson will send Program subjects a written communication about the results.

§ 2 – Payment

In support of  MD Anderson’s participation in the Program hereunder, Cell Source shall pay to  MD Anderston  the sums as described in the attached budget (attached hereto as Exhibit B).

§ 3 – Confidentiality

(1)
Any Confidential Information that will be exchanged between the Parties, whether orally, in writing or by any other medium, during the course of the Program under this agreement, shall be treated confidential by the receiving Party. The receiving Party shall not use such Confidential Information for any purpose other than performance of this agreement, and shall not make available such Confidential Information to any third party.

(2)
For the purposes of this agreement, “Confidential Information” shall mean any information that is expressly marked as confidential by appropriate means, or clearly identifiable as being confidential by its nature. However, “Confidential Information” shall not include any information that

-	was known to the receiving Party prior to its disclosure, or
-	was known to the public or was generally available prior to its disclosure, or
-	became known to the public or became generally available after disclosure through no wrongful act or omission of the receiving Party, or
-
essentially corresponds to information that was disclosed or made available to the receiving Party at any time by a third party, who, to the knowledge of the receiving Party, had the legal right to disclose the information to the receiving Party (it is agreed that Prof. Reisner, his team or anyone from the Weizmann Institute deriving its information from the technology developed by Prof. Reisner while at the Weizmann Institute are not considered third party to this matter),

-	was developed independently by the receiving Party without knowledge of the Confidential Information,
-
is required to be disclosed in order to obtain the informed consent from subjects who may wish to enroll in the Program, provided, however, that the Confidential Information will be disclosed only to the extent necessary and will not be provided in answer to unsolicited inquiries by telephone or to individuals who are not eligible Program candidates,

-	is disclosed to a Program subject for the safety or well-being of the Program subject.

(3)
Notwithstanding the foregoing, each receiving Party will be permitted to disclose Confidential Information as required by law or regulation, provided to the extent practicable, prior to such disclosure, the receiving Party will provide reasonable advance notice to the disclosing Party to allow the disclosing Party an opportunity to obtain a protective order.

(4)	Each Party shall ensure that its respective employees will be bound by these confidentiality obligations.

§ 4 – Publications

(1)
Notwithstanding anything to the contrary herein, Cell Source ackowledges that MDA has the first right to publishe the results of Program. Any publication in whatever form on the data and results of the Program by MD Anderson, shall be submitted to Cell Source in advance. Cell Source will review the manuscript and provide comments within 30 days. If Cell Source does not react within such 30 days, Cell Source shall be deemed to not have any comments on the publication. Cell Source will also have the right to publish press releases regarding the Program, provided, however, all press releases including the name of MD Anderson requires prior written approval from MD Anderson’s Department of External Communications. All such publication and press releases shall be in accordance with generally acceptable scientific research and/or academic standards.

(2)
Cell Source may request a delay of the publication for a period not to exceed sixty (60) days, or changes to its content, only insofar as necessary to avoid undue disclosure of Cell Source’s Confidential Information, provided, in no case shall MD Anderson be required to remove any data or results of the Program. Should Cell Source or Yeda elect to file a patent regarding a new invention that results from this Program, Cell Source may request a delay of the publication for a period not to exceed sixty (60) days if the publication discloses the content of such patent application.

§ 5 – Liability

(1)
MDA shall perform the Program hereunder with its usual care and on the basis of the current state of the art in science and technology research and in accordance with  all relevant laws and regulations required in the MDA’s domicile. With respect to the Results, no warranty of any kind is given, neither express nor implied, as to the Results’ fitness for any particular purpose or to the non-infringement of any third party’s rights by the Results.

(2)
Any liability among the contracting parties shall be limited to gross negligence and willful misconduct. Except in cases of willful misconduct, neither party shall be liable for any remote or incidental damage or loss (such as loss of profit or loss of contract).

(3)
This Agreement does not obligate any of the contracting parties to provide medical treatment, except to the extent required by applicable law, nor does this Agreement obligate either party to provide reimbursement for medical treatment if a Program subject requires medical treatment for physical illness or injury sustained as a direct result of the treatment of such Program subject in accordance with this Agreement and the protocol for the Program.

§ 6 – Term

(1)	This agreement shall enter into force upon signature by both parties.

(2)	This agreement may not be terminated prematurely by either Party, except in case of “good cause for termination” as per the pertinent regulations in MDA’s domicile.

§ 7 – Miscellaneous

(1)	This agreement may only be amended by written agreement of the Parties.

Signatures

THE UNIVERSITY OF TEXAS
M.D. ANDERSON CANCER CENTER
Houston, Texas

Name
Title

Read and Understood:

__________________________
Principal Investigator
Richard Champlin

CELL SOURCE LIMITED
Israel

__________________________
Itamar Shimrat
Chief Executive Officer

Brackets ( [   ] ) indicate that certain information has been excluded from this exhibit because (i) it is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit A
Protocol

[   ]

Brackets ( [   ] ) indicate that certain information has been excluded from this exhibit because (i) it is not material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT B- BUDGET Funding Agency:	Cell Source Limited
Principal Investigator:	Champlin, Richard
Title:	Role of Veto Cells in Haploidentical Transplantation for Myeloma
Project Dates:	TBD
Protocol(s)	2018-0221
Total Patients	[ ]
[ ]

	Year 1	Year 2	Grand Total

Total Costs	$1,162,760.38	$889,624.93	$2,052,385.31

PAYMENT SCHEDULE
Payment Plan
Milestone/Deliverable
[ ]	Payment (USD)
[ ]	$ 473,288.26
[ ]	$ 258,144.93
[ ]	$ 384,456.83
[ ]	$ 468,247.65
[ ]	$ 468,247.65
Total	$2,052,385.31

Brackets ( [   ] ) indicate that information has been excluded from this exhibit because (i) it is not material and (ii) would be competitively harmful if publicly disclosed.

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